Exhibit 99.1

                               KASPER A.S.L., LTD.

                                  77 Metro Way
                               Secaucus NJ, 07094

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 22, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Kasper A.S.L., Ltd. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 29, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation.

                                                Very truly yours,

                                                Kasper A.S.L. Ltd.

                                                By: /s/  Steven Cohn
                                                    ----------------

                                                Steven Cohn
                                                Chief Restructuring Officer